UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2019

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 11, 2019, the Board of Directors of HNI Corporation (the "Corporation") elected Dhanusha Sivajee as a director of the Corporation, to serve an initial term expiring at the Corporation's 2020 Annual Meeting of Shareholders. Effective immediately, Ms. Sivajee will serve as a member of the Board’s Public Policy and Corporate Governance Committee. The Board has determined Ms. Sivajee qualifies as an independent director under the New York Stock Exchange independence standards and the Corporation’s categorical independence standards. The Board of Directors of the Corporation consists of eleven directors - ten independent outside directors and the Chief Executive Officer of the Corporation.

Ms. Sivajee, 42, is the Chief Marketing Officer of The Knot Worldwide. The press release announcing Ms. Sivajee’s election is attached as Exhibit 99.1 and is filed herewith.

For her service on the Board, Ms. Sivajee will receive the same compensation as other non-management members of the Board as outlined in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2019.

There is no arrangement or understanding between Ms. Sivajee and any other person pursuant to which she was selected as a director, and there are no family relationships between Ms. Sivajee and any director or executive officer of the Corporation or any related party transactions involving Ms. Sivajee.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of HNI Corporation dated July 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	July 11, 2019	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary